AIM GLOBAL CORE EQUITY FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 12/31/2009
FILE NUMBER:       811-1540
SERIES NO.:        23

72DD.           1    Total income dividends for which record date passed during the period. (000's Omitted)
                     Class A                                                                                           $   396
                2    Number of shares outstanding of a second class of open-end company shares (000's omitted)
                     Class Y                                                                                           $     6
                     Institutional Class                                                                               $    --

73A.                 Payments per share outstanding during the entire current period: (form nnn.nnnn)
                1    Dividends from net investment income
                     Class A                                                                                            0.0751
                2    Dividends for a second class of open-end company shares (form nnn.nnnn)
                     Class Y                                                                                            0.1043
                     Institutional Class                                                                                0.1547

74U.            1    Number of shares outstanding (000's Omitted)
                     Class A                                                                                             5,287
                2    Number of shares outstanding of a second class of open-end company shares (000's Omitted)
                     Class B                                                                                             1,118
                     Class C                                                                                             1,079
                     Class Y                                                                                                53
                     Institutional Class                                                                                     1

74V.            1    Net asset value per share (to nearest cent)
                     Class A                                                                                           $ 12.36
                2    Net asset value per share of a second class of open-end company shares (to nearest cent)
                     Class B                                                                                           $ 11.95
                     Class C                                                                                           $ 11.96
                     Class Y                                                                                           $ 12.36
                     Institutional Class                                                                               $ 12.45